UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2023
VISTA CREDIT STRATEGIC LENDING CORP.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-56562 (Commission File Number)	88-1906598 (IRS Employer Identification No.)
55 Hudson Yards, Floor 28, New York, New York, 10001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 804-9100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On November 14, 2023, Vista Credit Strategic Lending Corp. (the “Company”) entered into a revolving credit agreement (the "SMBC Credit Agreement") with, inter alios, Sumitomo Mitsui Banking Corporation ("SMBC") as administrative agent, sole lead arranger, letter of credit issuer and a lender. The SMBC Credit Agreement provides for, among other things a $200 million revolving credit facility, with a stated maturity date of November 14, 2025.

The SMBC Credit Agreement permits the Company to request an increase in the maximum commitment of up to $400 million, so long as there is no potential default or event of default and subject to certain conditions.

Borrowings under the SMBC Credit Agreement may be base rate loans, eurocurrency loans or RFR loans (i.e., loans bearing interest based on SOFR or SONIA) For any base rate loan, the applicable margin will be 1.60% plus the highest of (a) the federal funds rate plus 50 basis points (0.50%); (b) the prime rate; or (c) except during any period of time during which the applicable SOFR rate is unavailable, the applicable SOFR rate in effect on such day plus 105 basis points (1.05%). Eurocurrency rate loans, daily simple SOFR loans, daily simple SONIA loans and term SOFR loans will accrue interest at a rate equal to one-month EURIBOR, SOFR, SONIA or one-month term SOFR, respectively, plus, in each case, 2.60%. The Company will pay to SMBC an unused commitment fee, payable quarterly, equal to 0.35% per annum of the average unused portion of available borrowings under the SMBC Credit Agreement.

The Company’s obligations under the SMBC Credit Agreement are secured by (i) its ability to call capital from its investors, (ii) the capital commitments and capital contributions of such investors and (iii) the bank accounts to which such capital contributions are funded into by the Company’s investors. The Company has made customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowings under the SMBC Credit Agreement are subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the SMBC Credit Agreement and is qualified in its entirety by reference to a copy of the SMBC Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1
Revolving Credit Agreement, dated as of November 14, 2023, by and between Vista Credit Strategic Lending Corp. as the borrower, and Sumitomo Mitsui Banking Corporation, as the administrative agent, sole lead arranger, letter of credit issuer and a lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vista Credit Strategic Lending Corp.

By:	/s/ Ross Teune

	Name:	Ross Teune

	Title:	Chief Financial Officer and Treasurer

Date:	November 20, 2023